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                                                                      EXHIBIT 60

                         AMENDMENT TO RIGHTS AGREEMENT
                         -----------------------------

          AMENDMENT, dated as of June 9, 1999 (this "Amendment"), to the Rights Agreement, dated as of April 16, 1999 (the "Rights Agreement"), between RENTAL SERVICE CORPORATION, a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C. (the "Rights Agent").

          The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement. Pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof. All acts and things necessary to make this Amendment a valid agreement according to its terms have been done and performed, and the execution and delivery of this Agreement by the Company and the Rights Agent have been in all respects authorized by the Company and the Rights Agent.

          In consideration of the foregoing premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:


          1. The first recital to the Rights Agreement is hereby deleted in its entirety.

          2. The second sentence of Section 1.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Notwithstanding the foregoing, no Person who is or shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding shall be an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding."


          3. Section 1.8 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Intentionally omitted."


          4. Section 7.1 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Subject to Section 11.1.2 and except as otherwise provided herein, the registered holder of any Right Certificate may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and certification on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a Preferred Share (or other securities, cash or other assets) as to which the Rights are exercised, at or
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          prior to the time (the "Expiration Date") that is the earliest of (i)
          the Close of Business on December 9, 1999 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
          Section 23 (the "Redemption Date"), (iii) the closing of any merger or other acquisition transaction involving the Company pursuant to an agreement of the type described in Sections 1.3(ii)(A)(z) and 13.3, at which time the Rights are deemed terminated and (iv) the time at which the Rights are exchanged as provided in Section 27."

          5. The legend at the top of the Form of Right Certificate attached as Exhibit B to the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "NOT EXERCISABLE AFTER DECEMBER 9, 1999 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN OR THE CLOSING OF ANY MERGER OR OTHER ACQUISITION TRANSACTION INVOLVING THE COMPANY PURSUANT TO AN AGREEMENT OF THE TYPE DESCRIBED IN SECTIONS 1.3(ii)(A)(z) AND 13.3 OF THE AGREEMENT HAS OCCURRED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 11.1.2 OF THE AGREEMENT), RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON (AS DEFINED IN THE AGREEMENT), OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE."

          6. The first sentence of the first paragraph of the text of the Form of Right Certificate attached as Exhibit B to the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "This certifies that ________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 16, 1999 (as the same may be amended from time to time, the "Agreement"), between Rental Service Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date and prior to 5:00 P.M. (New York City time) on December 9, 1999, at the offices of the Rights Agent, or its successors as Rights Agent, designated for such purpose, one one-thousandth of a fully paid, nonassessable share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $150.00 per one one-thousandth of a Preferred Share, subject to adjustment (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and certification duly executed."
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          7.  The second sentence of the second paragraph of the Summary of
Rights to Purchase Preferred Shares attached as Exhibit C to the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Notwithstanding the foregoing, no Person who is or shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding shall be an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding."

          8. The fourth paragraph of the Summary of Rights to Purchase Preferred Shares attached as Exhibit C to the Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "The Rights are not exercisable until the Distribution Date. The Rights will expire on December 9, 1999, subject to the Company's right to extend such date (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company or terminated. The Rights will be deemed terminated, among other things, upon the closing of any merger or other acquisition transaction involving the Company pursuant to certain types of agreements, unless extended."


          9. Except as expressly amended hereby, the Rights Agreement remains in full force and effect in accordance with its terms.

          10. The Rights Agreement, as amended by this Amendment, and each Right Certificate issued under the Rights Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

          11. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same instrument.

          12. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                            RENTAL SERVICE CORPORATION

                            By:   /s/ Robert M. Wilson
                               ---------------------------
                               Name:  Robert M. Wilson
                               Title: Executive Vice President, Chief
                                      Financial Officer, Secretary and Treasurer

                            CHASEMELLON SHAREHOLDER
                            SERVICES, L.L.C.

                            By:   /s/ Michael E. Dzieciolowski
                               -----------------------------------
                               Name:  Michael E. Dzieciolowski
                               Title: Assistant Vice President